Exhibit 1.1
[•] SHARES

MEDQUIST HOLDINGS INC.

COMMON STOCK, PAR VALUE $0.10 PER SHARE

UNDERWRITING AGREEMENT
[•], 2011
LAZARD CAPITAL MARKETS LLC
MACQUARIE CAPITAL (USA) INC.
As Representatives of the several Underwriters
c/o LAZARD CAPITAL MARKETS LLC
30 Rockefeller Plaza
New York, New York 10020
Ladies and Gentlemen:
          Introductory. MedQuist Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of [•] shares of common stock, par value $0.10 per share (the “Shares”) and the stockholders of the Company named in Schedule B (collectively, the “Selling Stockholders” severally propose to sell to the Underwriters an aggregate of [•] Shares. The [•] Shares to be sold by the Company and the [•] Shares to be sold by the Selling Stockholders are collectively called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional [•] Shares. The additional [•] Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Lazard Capital Markets LLC and Macquarie Capital (USA) Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.
          The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-169997), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus.” As used herein, “Applicable Time” is [•] [•]m (New York time) on [•], 2011. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the preliminary prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the [free writing prospectuses identified][pricing information included] in Schedule C hereto. “Road Show” means a “road show” as defined in Rule 433 under the Securities Act related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). [As used herein, the terms “Registration Statement,” “Rule 462(b) Registration Statement”, “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.] All references in this Agreement to the Registration Statement, the 462(b) Registration Statement, any preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
          The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:
                    Section 1. Representations and Warranties.
     A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereafter defined), if any, and covenants with each Underwriter, as follows:
               (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
          Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in all material respects to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at the Applicable Time, the First Closing Date and any Option Closing Date complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and, at the First Closing Date and any Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date did not and on the First Closing Date and any Option Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-

effective amendment thereto, or the Prospectus or the Time of Sale Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 8(c) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.
          The Company [is / is not] an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rule 405 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company in connection with or during the offering contemplated by this Agreement complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares, did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus that has not been superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule D hereto, and Road Shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, such consent not to be unreasonably withheld, prepare, use or refer to, any free writing prospectus.
               (b) Offering Materials Furnished to Underwriters. The Company has delivered to each Representative a copy of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement (without exhibits) and preliminary prospectuses, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by the Representatives, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.
               (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the latest of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, (ii) the completion of the Underwriters’ distribution of the Offered Shares and (iii) the expiration of 25 days after the date of the Prospectus, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representatives, or the Registration Statement and other than any amendment or supplement to the Registration Statement or Applicable Prospectus permitted or required pursuant to Sections 3.A.(e) or (g).
               (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.
               (e) Authorization of the Offered Shares. The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.
               (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived.
               (g) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and included in the Time of Sale Prospectus and the Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”), subsequent to the respective dates as of which information is given in the Time of Sale Prospectus: (i) there has been no material adverse change, financial or otherwise, or in the business or operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
               (h) Independent Accountants. Each of KPMG LLP, Grant Thornton, India and Ernst & Young LLP, who have expressed their respective opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in each Applicable Prospectus, are (i) independent public or certified public accountants as required by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.
               (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in each Applicable Prospectus present fairly the consolidated financial position of the Company, MedQuist Inc. and Spheris Inc., as applicable, and their respective subsidiaries, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements and no supporting schedules are required to be included in the Registration Statement or any Applicable Prospectus. The historical financial data set forth in each Applicable Prospectus under the captions “Prospectus Summary—Summary Historical and Unaudited Pro Forma Consolidated Financial Data,” “Selected Consolidated Financial and Other Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and each Applicable Prospectus. The pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included under the caption “Prospectus Summary—Summary Historical and Unaudited Pro Forma Consolidated Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Data” and elsewhere in the Prospectus and in the Registration Statement present fairly in all material respects the information contained therein, have been prepared in accordance with the

Commission’s rules and guidelines with respect to pro forma financial statements and have been presented in all material respects on the bases described therein, and the assumptions used in the preparation thereof are reasonable, and the adjustments used therein have been property applied to the historical amounts to give effect to the transactions and circumstances referred to therein.
               (j) Company’s Accounting System. The Company and its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries are not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
               (k) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in each Applicable Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or have would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in the Registration Statement and each Applicable Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Registration Statement and (ii) such other entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.
               (l) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each Applicable Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon the exercise of outstanding options or warrants described in each Applicable Prospectus). The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares (including the Shares owned by Selling Stockholders as of the date hereof) have been duly authorized and validly issued, are fully paid and nonassessable. The Shares to be issued in the Private Exchange (as defined in the Registration Statement and Applicable Prospectuses) have been duly authorized and, upon the consummation of the Private Exchange, will be validly issued, fully paid and nonassessable. None of the outstanding Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement and each Applicable Prospectus.
               (m) Stock Exchange Listing. The Offered Shares have been approved for inclusion on The NASDAQ Global Market, subject only to official notice of issuance.
               (n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries ), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by each Applicable Prospectus and the issuance and sale of the Offered Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, in the case of clauses (ii) and (iii), for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by each Applicable Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
               (o) No Material Actions or Proceedings. Except as otherwise disclosed in each Applicable Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would materially and adversely affect the Company’s ability to perform its obligations in the context of the sale of the Offered Shares. Except as otherwise disclosed in each Applicable Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries, or, to the Company’s knowledge, with the non-employee contract workers of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.
               (p) Intellectual Property Rights. Except as would not reasonably be expected to result in a Material Adverse Change, (i) the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and (ii) neither the Company nor any of its subsidiaries has received any notice, or has any reasonable basis to believe that it is likely to receive notice, of infringement or conflict with asserted Intellectual Property Rights of others; and (iii) none of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, any of its or its subsidiaries’ officers, directors or employees or, to the Company’s knowledge, otherwise in violation of the rights of any persons.
               (q) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where such failure would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.
               (r) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(A)(i) above (or elsewhere in any Applicable Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary or would not reasonably be expected to result in a Material Adverse Change.
               (s) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have property requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as are being contested in good faith or as would not reasonably be expected to result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.
               (t) Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Offered Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in each Applicable Prospectus, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
               (u) Insurance. Each of the Company and its subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, issued by insurers of recognized financial responsibility . The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.
               (v) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Shares on The NASDAQ Global Market in accordance with Regulation M.
               (w) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in each Applicable Prospectus which have not been described as required.
               (x) FINRA Matters. The information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the Company’s knowledge, by, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or FINRA Rule 5121 is true, complete and correct.
               (y) Parties to Lock-Up Agreements. Each of the Company’s directors and officers and each of the other persons and entities listed in Exhibit E has executed and delivered to the Representatives a lock-up agreement substantially in the form of Exhibit F hereto or as otherwise agreed with the Representatives. Exhibit E hereto contains a true, complete and correct list of all directors and officers of the Company. If any additional persons shall become directors or officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Representatives an agreement in the form attached hereto as Exhibit F.
               (z) Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement and each Applicable Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

               (aa) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and each Applicable Prospectus.
               (bb) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) in the case of Medquist Inc., have been evaluated by management of Medquist Inc. for effectiveness as of the end of Medquist Inc.’s most recent fiscal quarter for which it has filed an Exchange Act Report; and (iii) are effective in all material respects to perform the functions for which they were established.
               (cc) Compliance with Environmental Laws. Except as described in the Registration Statement and each Applicable Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health (as it relates to exposure to harmful substances), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of pollutants, contaminants, toxic substances or wastes, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, notices of noncompliance or violation, investigation or proceedings pursuant to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company or any of its subsidiaries relating to the release of threatened release of Hazardous Materials or pursuant to any Environmental Laws.
               (dd) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with ERISA, except for non-compliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries taken as a whole. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their

ERISA Affiliates that either has resulted or could reasonably be expected to result in material liability to the Company or its subsidiaries, taken as a whole. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under Section 4001(a)(18) of ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the “employee benefit plan” satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code and, to the knowledge of the Company, there are no facts or circumstances that could reasonably be expected to result in the revocation of such letter.
               (ee) Brokers. Except as described in the Registration Statement and each Applicable Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
               (ff) No Outstanding Loans or Other Extensions of Credit. Neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are expressly permitted by the Exchange Act.
               (gg) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business (including, without limitation, any applicable Indian law limiting foreign ownership of the Company’s Indian subsidiaries), except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Change.
               (hh) Compliance with Indian Laws and Regulations. Except as would not reasonably be expected to result in a Material Adverse Change, neither the Company nor any of its subsidiaries is in violation of any condition or requirement stipulated by (A) any Indian laws and regulations relating to tax holidays, preferential tax treatment or other tax benefits under the Indian Income Tax Act of 1961, the Indian Tax Act and the Special Economic Zones Act of 2005. Neither the Company nor any of its subsidiaries has received any notice of proceedings or investigations relating to the revocation or modification of any tax holidays, preferential tax treatment or other tax benefits currently in place with respect to the Company’s operations in India. All information supplied by the Company and its subsidiaries with respect to the applications or registrations relating to such tax holidays, preferential tax treatment or other tax benefits was true, correct and complete in all material respects when supplied to the appropriate authorities.
               (ii) Compliance with Medicare and Medicaid Laws. Except as would not reasonably be expected to result in a Material Adverse Change, neither the Company nor its subsidiaries, nor, to the knowledge of the Company, any officer, director, stockholder or employee of the Company or any of its subsidiaries, has engaged, directly or indirectly, in (i) any activities that are prohibited under Medicare and Medicaid statutes or any regulations promulgated pursuant to such statutes, or (ii) any activities that are prohibited under related state or local statutes or regulations, including the following: (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in connection with the receipt of or claim for any benefit or payment under the Medicare or Medicaid program or from any other third-party payor; or (B) knowingly and willfully offering, paying, soliciting or receiving any remuneration, in cash or in kind in return for (1) referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any other third-party payor, or (2) purchasing, leasing or ordering or arranging for, or recommending the purchasing, leasing or ordering of, any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any other third-party payor.
               (jj) Compliance with HIPAA. Except as would not reasonably be expected to result in a Material Adverse Change, to the extent that and for so long as (i) the Company or any of its subsidiaries is a “covered entity” as defined in 45 C.F.R. Section 160.103, (ii) the Company, its subsidiaries and/or their respective business and operations are subject to or covered by the HIPAA Administrative Requirements codified at 45 C.F.R. Parts 160 and 162 (the “Transactions Rule”) and/or the HIPAA Security and Privacy Requirements codified at 45 C.F.R. Parts 160 and 164 (the “Privacy and Security Rules”), and/or (iii) the Company or any of its subsidiaries sponsors any “group health plans” as defined in 45 C.F.R. Section 160.103, the Company or any of its subsidiaries has: (x) completed, or will complete on or before any applicable compliance date, surveys, audits, inventories, reviews, analyses and/or assessments, including risk assessments, (collectively “Assessments”) of all areas of its business and operations subject to HIPAA and/or that could be materially and adversely affected by the failure of the Company or any of its subsidiaries to be HIPAA Compliant (as defined below) to the extent these Assessments are appropriate or required for the Company or any of its subsidiaries to be HIPAA Compliant; (y) developed, or will develop on or before any applicable compliance date, a detailed plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (z) implemented, or will implement on or before any applicable compliance date, those provisions of its HIPAA Compliance Plan necessary to ensure that the Company or any of its subsidiaries is HIPAA Compliant. For purposes of this Agreement, “HIPAA Compliant” shall mean that the Company or any of its subsidiaries (1) is, or on or before any applicable compliance date will be, in compliance in all respects with any and all of the applicable requirements of HIPAA, including all requirements of the Transactions Rule and the Privacy and Security Rules and (2) is not subject to, and could not reasonably be expected to become subject to, any civil or criminal penalty or any investigation, claim or process.
               (kk) Dividend Restrictions. Except as described in the Registration Statement and each Applicable Prospectus, no subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.
               (ll) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the best knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
               (mm) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
               (nn) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
               (oo) Tender Offer. The Registered Exchange Offer (as described in the Registration Statement and the Applicable Prospectuses) has complied and will comply in all material respects with the Securities Act, the Exchange Act, including Regulations 14D and 14E of the Exchange Act, and all other applicable requirements of applicable U.S. federal, state and local law, including, without limitation, any applicable regulations of the Commission and any other U.S. regulatory or governmental authority.
     Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
                    The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
               B. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, solely with respect to itself, represents, warrants and covenants to each Underwriter as follows:
               (a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder.
               (b) The Custody Agreement and Power of Attorney. Each of the (i) Custody Agreement signed by such Selling Stockholder and American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), relating to the deposit of the Offered Shares to be sold by such Selling

Stockholder (the “Custody Agreement”) and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
               (c) Title to Offered Shares to be Sold. Such Selling Stockholder has, and on the First Closing Date and any Option Closing Date (as defined below) will have, good and valid title to all of the Offered Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder.
               (d) Delivery of the Offered Shares to be Sold. Upon payment of the purchase price for the Offered Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of the Offered Shares that are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim, to the Underwriters.
               (e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Custody Agreement will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, (i) the charter or by-laws, partnership agreement, trust agreement, memorandum and articles of association or other organizational documents of such Selling Stockholder, (ii) any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, or (iii) any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder except in the case of (ii) or (iii) as would not have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement and the Custody Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by the Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from FINRA.
               (f) No Registration, Preemptive, Co-Sale or Other Similar Rights. Such Selling Stockholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived, (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement, except for such rights as such Selling Stockholder has waived prior to the date hereof and as have been described in the Registration Statement and Time of Sale Prospectus and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, in each case, other than those described in the Registration Statement and each Applicable Prospectus.
               (g) No Further Consents, etc. Except for such consents, approvals and waivers which have been obtained by such Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.
               (h) Disclosure Made by Such Selling Stockholder in the Prospectus. All statements, including the number of Shares set forth opposite such Selling Stockholder’s name in the Time of Sale Prospectus under the caption “Principal and Selling Stockholders” (both prior to and after giving effect to the sale of the Offered Shares), furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Time of Sale Prospectus is, and on the First Closing Date and the applicable Option Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such statements, in the light of the circumstances under which they were made, not misleading.
               (i) No Price Stabilization or Manipulation; Compliance with Regulation M. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.
               (j) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by such Selling Stockholder of the Offered Shares, other than those which shall be paid by such Selling Stockholder.
               (k) Distribution of Offering Materials by the Selling Stockholders. Such Selling Stockholder has not distributed and will not distribute, prior to the latest of (i) the expiration or termination of the option granted to the several Underwriters under Section 2, (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus or the Registration Statement and (iii) the expiration of 25 days after the date of the Prospectus.
               (l) Confirmation by the Selling Stockholders. Such Selling Stockholder is not prompted to sell Shares by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.
                    Any certificate signed by a Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.
                    Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to such Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
                    Section 2. Purchase, Sale and Delivery of the Offered Shares.
     (a) The Firm Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of [•] Firm Shares and (ii) the Selling Stockholders severally agree to sell to the several Underwriters an aggregate of [•] Firm Shares, with each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $[•] per share.
     (b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of White & Case LLP, 1155 Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on [•], 2011, or such other time and date not later than 1:30 p.m. New York time, on [•], 2011 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.
     (c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [_] Optional Shares at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representatives and shall not be earlier than three or later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

     (d) Public Offering of the Offered Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.
     (e) Payment for the Offered Shares. Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Offered Shares to be sold by the Selling Stockholders shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Custodian.
          It is understood that the Representatives have been authorized, for each of their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each Representative, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
          Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.
     (f) Delivery of the Offered Shares. The Company and the each Selling Stockholder shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company and each Selling Stockholder shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase from them at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
                    Section 3. Additional Covenants of the Company.

               A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:
               (a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to each of the Representatives, without charge, copies of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (without exhibits thereto) and shall furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(e) or 3(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.
               (b) Representatives’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Representatives’ consent, such consent not to be unreasonably withheld, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
               (c) Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ consent.

               (d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
               (e) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 3(b) and 3(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.
               (f) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), Rule 433 and Rule 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.
               (g) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the reasonable opinion of either counsel for the Underwriters or counsel to the Company, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 3(b) and 3(c)) to promptly prepare, file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 3(b) or (c).
               (h) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
               (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus.
               (j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.
               (k) Earnings Statement. As soon as practicable, but in any event no later than twelve months after the date of this Agreement, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
               (l) Periodic Reporting Obligations. The Company shall file with the Commission and The NASDAQ Global Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Shares as may be required under Rule 463 under the Securities Act.
               (m) Listing. The Company will use its reasonable best efforts to effect and maintain the inclusion and quotation of the Offered Shares on The NASDAQ Global Market or any other national securities exchange and to maintain the inclusion and quotation of the Shares on The NASDAQ Global Market or any other national securities exchange.
               (n) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and ending on and including the 180th day following the date of the Prospectus (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options, rights or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares) or publicly announce the intention to do any of the foregoing; provided, however, that the Company may issue Shares or options to purchase Shares, or issue Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in each Applicable Prospectus. Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waives, in writing, such extension (which waiver may be withheld at the sole discretion of the Representatives). The Company will provide the Representatives with prior notice of any such announcement that gives rise to an extension of the Lock-up Period. The foregoing restriction shall not apply to (i) the Offered Shares to be sold hereunder, (ii) the filing of a registration statement on Form S-8 with respect to the Company’s 401(k) plan or stock incentive plans disclosed in the Applicable Prospectuses, (iii) Shares issued pursuant to the Private Exchange or the Registered Exchange (each as defined and described in the Registration Statement), (iv) the issuance of Shares pursuant to currently outstanding options, warrants or rights issued and described in the Registration Statement, (v) the issuance of Shares in connection with joint ventures, commercial relationships or other strategic transactions; provided that the aggregate number of shares issued in such transactions does not exceed 5% of the Shares outstanding after giving effect to consummation of this offering, the Private Exchange and the Registered Exchange Offer, or (vi) [   ] Shares to be issued pursuant to the Company’s obligations under that that certain agreement is entered into as of August 19, 2008, by and among CBaySystems Holdings Limited, S.A.C. PEI CB Investment II, LLC and Lehman Brothers Commercial Corporation Asia; provided, however, that in the case of (v) and (vi) such Shares are issued to persons subject to lock-up agreements substantially similar to the lock-up agreements delivered pursuant to Section 6(m) herein, the term of which shall be coextensive with the Lock-up Period.
               (o) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.
               (p) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.
               (q) Existing Lock-Up Agreements. During the Lock-up Period, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(m).
          B. Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter:
               (a) Agreement Not to Offer or Sell Additional Shares. Each Selling Stockholder will execute and deliver a Lock-up Agreement in the form previously agreed to with the Representatives.
               (b) No Stabilization or Manipulation; Compliance with Regulation M. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and such Selling Stockholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.
               (c) Delivery of Forms W-8 and W-9. To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Department of the Treasury Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).
          C. Waiver. The Representatives, on behalf of the several Underwriters, may, in the sole discretion of the Representatives, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.
               Section 4. Payment of Expenses. The Company agrees, except as set forth below, to pay all costs, fees and expenses incurred in connection with the performance of its and the Selling Stockholders’ obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations, determinations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review, if any, and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with including the Shares on The NASDAQ Global Market and (x) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4, Section 7, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
               Each Selling Stockholder further agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of such Selling Stockholder’s obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders, and (ii) expenses and taxes imposed on such Selling Stockholder incident to the sale and delivery of the Offered Shares to be sold by such Selling Stockholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 hereof).
               This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.
          Section 5. Covenant of the Underwriters. Each Underwriter severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter
          Section 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:
          (a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from each of KPMG LLP, Grant Thornton, India and Ernst & Young LLP, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, Time of Sale Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus, and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.
     (b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:
     (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;
     (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and
     (iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
     (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:
     (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and
     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (d) Opinion and Negative Assurance Statement of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance statement of Simpson Thacher & Bartlett LLP, counsel for the Company, dated as of such Closing Date, to the effect set forth in Exhibit A.
     (e) Opinion of Indian Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of AZB Partners, Indian counsel for the Company, to the effect set forth in Exhibit B hereto.

     (f) Opinion of New Jersey Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Mark Sullivan, General Counsel of Medquist, Inc., to the effect set forth in Exhibit C hereto.
     (g) Opinion and Negative Assurance Statement of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance statement of White & Case LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.
     (h) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 6, and further to the effect that:
     (i) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Change;
     (ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
     (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (i) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from each of KPMG LLP, Grant Thornton, India and Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be.
     (j) Opinion of Counsel for the Selling Stockholders. On the First Closing Date the Representatives shall have received the opinion of counsel for each of the Selling Stockholders, dated as of such Closing Date, to the effect set forth in Exhibit D.
     (k) Selling Stockholders’ Certificate. On the First Closing Date the Representatives shall receive a written certificate executed by the Attorney-in-Fact of each Selling Stockholder, dated as of such Closing Date, to the effect that:
     (i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and
     (ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

               (l) Selling Stockholders’ Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.
               (m) Lock-Up Agreement from Certain Securityholders of the Company Other Than Selling Stockholders. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit F hereto or as otherwise agreed with the Representatives from each director, officer and each person listed on Exhibit E hereto, and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.
               (n) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.
               (o) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
               If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives, on behalf of the Representatives, by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 8 shall at all times be effective and shall survive such termination.
               Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives, on behalf of the Underwriters, pursuant to Section 6, Section 11 or Section 12, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to fees and disbursements of counsel (not to exceed in any event $[•]), printing expenses, travel expenses, postage, facsimile and telephone charges.
               Section 8. Indemnification.
               (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, each of its directors and employees, and each person,

if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, employee or controlling person may become subject under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in subsection (c) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification of the Underwriters by the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each of its directors and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, employee or controlling person may become subject under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Representatives by such Selling Stockholder expressly for use therein; and to reimburse each Underwriter and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that it is understood and agreed that the only information furnished by each Selling Stockholder is as set forth in Section 2(h); provided, further, that no Selling Stockholder shall be liable pursuant hereto for any amount in excess of the total net proceeds from the offering (before deducting expenses) received by such Selling Stockholder. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Selling Stockholder may otherwise have.
     (c) Indemnification of the Company, its Directors and Officers and the Selling Stockholders by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its officers who signed the Registration Statement, the Selling Stockholders, each of their directors and employees and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and each of the Selling Stockholders, hereby acknowledges that the only information that the Representatives and the Underwriters have furnished to the Company and the Selling Stockholders expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting,” the information contained in the thirteenth, fourteenth, sixteenth and eighteenth paragraphs relating to stabilization transactions under the caption “Underwriting.” The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.
               (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party, except to the extent the indemnifying party is prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsels), representing the indemnified parties who are parties to such action), which counsel (together with any local counsels) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 8(a) above), by the Selling Stockholders who sold a majority of the Offering Shares (in the case of counsel for the indemnified parties referred to in Section 8(b) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 8(c) above)) (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.
               (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
               Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering and sale of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
                    The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.
                    The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
                    Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public, and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the total net proceeds from the offering (before deducting expenses) received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
               Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
                    As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
               Section 11. Failure of One or More of the Selling Stockholders to Sell and Deliver Offered Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 7, 8 and 9 hereof, the Company or the other Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date or the applicable Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
               Section 12. Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by The NASDAQ Global Market, or trading in securities generally on either the NASDAQ Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 7 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.
               Section 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
               Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.
               Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Representatives:
Lazard Capital Markets LLC
Macquarie Capital (USA) Inc.
          As Representatives of the several Underwriters
c/o Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020
Facsimile: [  ]
Attention: General Counsel
with a copy to:
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Facsimile: (212) 354-8113
Attention: Colin Diamond, Esq.
If to the Company:
MedQuist Holdings Inc.
9009 Carothers Parkway
Franklin, Tennessee 37067
Facsimile: 866-796-0260
Attention: Chief Financial Officer
with a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile: (212) 455-2502
Attention: D. Rhett Brandon, Esq.
If to the Selling Stockholders:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue

Brooklyn, New York 11219
Facsimile: [    ]
Attention: Susan Silber
with a copy to the Selling Stockholders at the addresses set forth in Schedule B hereto
Any party hereto may change the address for receipt of communications by giving written notice to the others.
               Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.
               Section 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
               Section 18. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints either CT Corporation System, 111 Eighth Avenue, New York, NY 10011, United States of America, or Corporation Service Company, 80 State Street Albany, NY 12207-2543, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.
                    With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related

Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
               Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
                    Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus, and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Representatives, the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, MEDQUIST HOLDINGS INC.
By:
Name:
Title:

SELLING STOCKHOLDERS
By:
(Attorney-in-fact)

Signature Page — Underwriting Agreement

          The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.
LAZARD CAPITAL MARKETS LLC
MACQUARIE CAPITAL (USA) INC.
Acting As Representatives of the several Underwriters
c/o LAZARD CAPITAL MARKETS LLC
30 Rockefeller Plaza
New York, New York 10020
By LAZARD CAPITAL MARKETS LLC
By:
Name:
Title:
Signature Page — Underwriting Agreement

By: MACQUARIE CAPITAL (USA) INC.
By: __________________________
Name:
Title:
By: __________________________
Name:
Title:
Signature Page — Underwriting Agreement

SCHEDULE A

Number of
Firm Shares
Underwriters	to be Purchased
Lazard Capital Markets LLC	[___]
Macquarie Capital (USA) Inc.	[___]
RBC Capital Markets, LLC	[___]
Loop Capital Markets LLC	[___]

Total	[___]

SCHEDULE B

	Number of	Maximum Number
	Firm Shares	of Optional Shares
Selling Stockholder	to be Sold	to be Sold
Lehman Brother Commercial Corporation Limited c/o KPMG, 8th Floor, Prince’s Building, 10 Chater Road, Central, Hong Kong	[_]	0

Black Horse Capital c/o Black Horse Capital Advisors LLC 338 S. Sharon Amity Road, #202 Charlotte, North Carolina	[_]	0

Black Horse Capital (QP) LP c/o Black Horse Capital Advisors LLC 338 S. Sharon Amity Road, #202 Charlotte, North Carolina	[_]	0

Black Horse Capital Master Fund Ltd. c/o Black Horse Capital Advisors LLC 338 S. Sharon Amity Road, #202 Charlotte, North Carolina	[_]	0

Costa Brava Partnership III, L.P. 222 Berkeley Street Boston, Massachusetts 02116	[_]	0

Sansar Capital Holdings, Ltd. 152 West 57th Street, 8th Floor New York, New York 10019	[_]	0

Total:	[_]	0

SCHEDULE C
Number of Firm Shares:
Price per Share:

SCHEDULE D
Schedule of Free Writing Prospectuses

EXHIBIT A
Form of Opinion of Simpson, Thacher & Bartlett LLP

A-1

EXHIBIT B
Form of Opinion of Indian Counsel for the Company

B-1

EXHIBIT C
Form of Opinion of Opinion as to New Jersey Law

C-1

EXHIBIT D
Form of Opinion for Counsel to Selling Stockholders

D-1

EXHIBIT E
List of Persons Executing Lock-Ups

E-1

EXHIBIT F
Form of Lock-up Agreement

F-1